AGREEMENT OF TERMS

     This Agreement of Terms (the “Agreement”) made this 10th day of September, 2004, by and between Nocopi Technologies, Inc. (“Nocopi”) and Entrevest, a Pennsylvania general partnership (“Entrevest”) consisting of Maury B. Reiter (“Reiter”), Michael Solomon (“Solomon”), David Marcus (“Marcus”), Enid Rudney (“Rudney”), and Kay Weinstock (“Weinstock”)(each, a “Partner” and, collectively, the “Partners”).

WITNESSETH:

     WHEREAS, Nocopi and Entrevest entered into that certain written Subscription Agreement, dated November 22, 2002 (the “Subscription Agreement”);

     WHEREAS, the Subscription Agreement granted Entrevest, among other things, certain rights to acquire additional shares of common capital stock of Nocopi (the “Option Rights”) and to designate a person for nomination and election to Nocopi’s board of directors (“Board Rights”);

     WHEREAS, in exchange for 1,250,000 shares of common capital stock of Nocopi (“Shares”), Entrevest has agreed to relinquish its Option Rights and Board Rights in accordance with and subject to the terms contained herein.

     NOW THEREFORE, in consideration of the foregoing representations, covenants and agreements herein set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Consideration. As consideration for the release of the Option Rights and the Board Rights and the other terms contained herein, Nocopi shall transfer 1,250,000 shares of common stock of Nocopi (the “Shares”) to Entrevest pursuant to a valid private placement. Within a reasonable time following execution of this Agreement, Nocopi shall deliver to Entrevest a certificate representing the number of Shares being issued to Entrevest hereunder by Nocopi and bearing a legend stating that the Shares have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state or the securities laws of any other jurisdiction, and setting out or referring to the restrictions on the transferability and resale of the Shares.

     2. Release of Option Grants. Entrevest and each Partner hereby relinquish the Option Rights granted pursuant to the terms of the Subscription Agreement and acknowledge that the provisions of the Subscription Agreement granting such rights, including but not limited to paragraphs 3, 4, and 5 of the Subscription Agreement, are hereby terminated without further effect or obligation of the parties.

     3. Release of Board Rights; Resignation.

          (a) Entrevest and each Partner hereby relinquish the Board Rights granted pursuant to the terms of the Subscription Agreement and acknowledge that the provision of the Subscription Agreement granting such rights, specifically paragraph 6 of the Subscription Agreement, is hereby terminated without further effect or obligation of the parties.

          (b) Solomon hereby confirms his resignation from his position on the board of directors of Nocopi. A copy of the executed resignation letter is attached hereto as Exhibit A.

     4. Consulting Agreement. Any consulting arrangement existing between Alan Rihm and Nocopi, whether initiated pursuant to paragraph 7 of the Subscription Agreement or otherwise, is hereby terminated with no further obligation of either party.

     5. Representations and Warranties. The Partners, jointly and severally, represent and warrant to Nocopi that:

          (a) Entrevest and each of the Partners signing below have full power and authority to enter into and carry out its obligations under this Agreement and any other agreement and any other documents which any Partner is required to deliver hereunder;

          (b) The execution, delivery and performance of this Agreement have been duly authorized by the Partners and will not conflict with, are not inconsistent with and will not result in any breach of any terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default under any agreement, contract, document or instrument to which it is a party or by which it is otherwise bound;

          (c) No authorization, consent, approval or similar action of or by any third party is required for or in connection with the authorization, execution, delivery or performance of this Agreement by it;

          (d) Each Partner understands that the Shares have not been registered under the Securities Act, the securities laws of any state or the securities laws of any other jurisdiction (the “Applicable Laws”), nor is such registration contemplated. Each Partner understands that the issuance of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and/or Section 4(6) thereof and/or the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Partners contained in this Agreement.

          (e) Each Partner understands and agrees further that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act and under the Applicable Laws or an exemption from registration under the Securities Act and under the Applicable Laws covering the sale of Shares is available. Each Partner understands that legends stating that the Shares have not been registered under the Securities Act and under the Applicable Laws and setting out or referring to the restrictions on the transferability and resale of the Shares will be placed on all documents evidencing the Shares;

          (f) Each Partner understands that the Securities Act and the rules of the Securities and Exchange Commission provide in substance that the Shares are “restricted securities” and that the Shares may be disposed of only pursuant to an effective registration statement under the Securities Act or an exemption from such registration if available. Each Partner hereby acknowledges that Nocopi will not have any obligation and has no intention to register any of the Shares under the Securities Act or under any state securities law;

          (g) Each Partner is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933 and Entrevest was not organized for the specific purpose of acquiring the Shares;

          (h) The Shares to be acquired hereunder are being acquired by Entrevest for its own account for investment purposes only and not with a view to resale or distribution. Neither Entrevest nor any Partner has any contract, undertaking, agreement or arrangement, formal or informal, oral or written, with any person to sell or transfer all or any part of the Shares, and neither Entrevest nor any Partner has any plans to enter into any such contract, undertaking, agreement or arrangement.

          (i) Each Partner has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, is able to bear the risks of an investment in the Shares and understands the risks of, and other considerations relating to, a purchase of Shares.

     6. Release; Indemnification.

          (a) The Partners, individually and collectively do hereby remise, release and forever discharge Nocopi and its successors and assigns from any and all actions, causes of action, claims and demands of any nature whatsoever, at law or in equity, that the Partners, or any of them, may have against Nocopi except for any rights of indemnity or contribution provided to Solomon prior to the date hereof, whether pursuant to the by-laws of Nocopi or otherwise. It is the specific intent and purpose of this section to release and discharge any and all claims and causes of action of any nature or kind whatsoever, whether known or unknown and whether specifically mentioned or not, that may exist or might be claimed to exist prior to the date of this Agreement.

          (b) The Partners, jointly and severally, shall indemnify, defend and hold Nocopi and each of its respective officers, directors, employees, agents and other representatives, successors and assigns harmless from and against all losses, expenses, damages and other liabilities that are incurred or suffered by Nocopi in connection with or resulting from any sale or purchase of Nocopi capital stock while Solomon was a member of the board of directors of Nocopi or otherwise.

     7. Complete Information; Representation by Counsel. The parties to this Agreement expressly warrant and represent to each other and their attorneys, as part of the consideration mentioned in this Agreement, that before executing this Agreement, they have fully informed themselves of its contents, terms, conditions and effects, and in making this Agreement they have had the benefit and advice of attorneys of their own choosing.

     8. Agreement to Perform Necessary Acts. Each party to this Agreement agrees to perform any further acts and execute and deliver any other documents that may be reasonably appropriate to carry out the provisions of this Agreement.

     9. Expenses. Each of the parties shall be responsible for and shall pay all of its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, all legal fees and other expenses incident to the negotiation and preparation of this Agreement.

     10. Entire Agreement. This Agreement, together with the Exhibits hereto, constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

     11. Successors and Assigns. The parties agree that this Agreement shall be binding upon and insure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     12. Amendments. Neither this Agreement nor any term hereof may be orally changed, waived, discharged, or terminated, and may be amended only by a written agreement among the parties hereto.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflict of law principles of any jurisdiction.

     14. Waiver/Amendment. No waiver or amendment of this Agreement or any portion thereof shall be effective against any other party without the express written consent of such party.

     15. Severability. In the event that any provision of this Agreement shall be held to be invalid or unenforceable as determined by a court of competent jurisdiction, then the parties intend that all other provisions of this Agreement (including the Exhibits to this Agreement) shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement.

     16. Counterparts. This Agreement may be executed via facsimile and in two or more counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement of Terms to be executed as of the day and year first above written.

[Remainder of Page Intentionally Left Blank]

NOCOPI TECHNOLOGIES, INC. By: /s/ Michael Feinstein, MD Title: CEO, Chairman
ENTREVEST /s/ Maury B. Reiter Maury B. Reiter /s/ Michael Solomon Michael Solomon /s/ David Marcus David Marcus /s/ Enid Rudney Enid Rudney /s/ Kay Weinstock Kay Weinstock

EXHIBIT A

Copy of Executed Resignation Letter Attached.